Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement Post Effective Amendment #4 on Form F-1 of our report dated April 6, 2026, relating to the consolidated financial statements of Davion Healthcare Plc and Subsidiary which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Philadelphia, Pennsylvania

April 6, 2026